Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC ANNOUNCES PRICING OF PUBLIC OFFERING OF 3,500,000 SHARES OF COMMON STOCK

WESTLAKE VILLAGE, CALIFORNIA, May 3, 2013 — LTC Properties, Inc. (the “Company”) (NYSE:LTC) announced today that it priced its underwritten public offering of 3,500,000 shares of its common stock (the “Offering”) at $44.50 per share. The Company has granted the underwriters a 30-day option to purchase up to 525,000 additional shares of common stock to cover over-allotments, if any.  The Company estimates that the net proceeds from the Offering, after underwriting discounts and commissions and estimated offering expenses, will be approximately $148.9 million (or approximately $171.3 million if the underwriters’ over-allotment option is exercised in full).

Wells Fargo Securities, KeyBanc Capital Markets, BMO Capital Markets and RBC Capital Markets are acting as joint book-running managers for the Offering.  Sandler O’Neill + Partners, L.P., CSCA, J.J.B. Hilliard, W.L. Lyons, LLC, JMP Securities LLC and Sidoti & Company, LLC are acting as co-managers for the Offering.

The Company intends to use the net proceeds from the Offering to pay down amounts outstanding under its unsecured line of credit, to fund acquisitions and the current development pipeline and for general corporate purposes.

The Offering is expected to close on May 8, 2013, subject to customary closing conditions.  All of the shares of common stock will be issued by the Company and will be issued under the Company’s currently effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have or will be filed with the SEC.  The prospectus supplement and accompanying base prospectus may be obtained from Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152 (e-mail: cmclientsupport@wellsfargo.com or telephone: 800-326-5897) or from KeyBanc Capital Markets, Attn: Prospectus Delivery Department, 127 Public Square, 6th Floor Cleveland, OH 44114 (or telephone: 800-859-1783) or from BMO Capital Markets, Attention: Lori Begley, 3 Times Square Floor 27, New York, NY  10036, Email: bmoprospectus@bmo.com or from RBC Capital Markets, Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street 8th Floor, New York, NY 10281, telephone, (877) 822-4089 or by visiting the EDGAR database on the SEC’s website at www.sec.gov.

The Company is a self-administered real estate investment trust, operating since 1992, that invests primarily in senior housing and long-term healthcare properties through acquisitions, development, mortgage loans and other investments.  For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words.  Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause the Company’s actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the Company’s ability to consummate the Offering and the use of proceeds therefrom; the status of the economy; the status of capital markets (including prevailing interest rates) and the Company’s access to capital; the income and returns available from investments in health care related real estate; the ability of the Company’s borrowers and lessees to meet their obligations to the Company; the Company’s reliance on a few major operators; competition faced by the Company’s borrowers and lessees within the health care industry; regulation of the health care industry by federal, state and local governments (including as a result of the Patient Protection and Affordable Care Act of 2010 and Health Care and Education Reconciliation Act of 2010); changes in Medicare and Medicaid reimbursement amounts, including due to federal and state budget constraints; compliance with and changes to regulations and payment policies within the health care industry; debt that the Company may incur and changes in financing terms; the Company’s ability to continue to qualify as a real estate investment trust; the relative illiquidity of the Company’s real estate investments; potential limitations on the Company’s remedies when mortgage loans default; and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause the Company’s actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in the prospectus supplement referred to above and in other information contained in the Company’s publicly available filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2012 and other reports the Company files under the Exchange Act. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.